UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Morgan Stanley

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(Exact name of Registrant as specified in its charter)

Delaware	1−11758	36−3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York 10036

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(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:     (212) 761−4000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2019, Morgan Stanley (the “Company”) announced that Colm Kelleher, President of Morgan Stanley, informed the Company of his decision to retire from his position effective June 30, 2019. After that date, Mr. Kelleher will become a Senior Advisor and will serve the Company on an as needed basis, working with key clients and as a consultant with respect to such other matters in which the Company desires to benefit from his experience and expertise, for a term of five years.  Mr. Kelleher’s discretionary bonus compensation with respect to 2019 will be determined at the end of 2019 by the Compensation, Management Development and Succession Committee of the Board of Directors of the Company and will be paid in a combination of cash and deferred compensation and prorated to reflect the period during which he served as President. As Senior Advisor, Mr. Kelleher will receive compensation of USD 250,000 per year and will be provided with an office, administrative support, access to the Company’s premises and indemnification and advancement of expenses as provided to directors and officers under the Company’s Bylaws, provided that he does not engage in “competitive activity” as defined in his 2018 year-end deferred compensation awards. The Senior Advisor arrangement may be terminated by the Company in its discretion at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:   March 28, 2019

MORGAN STANLEY (Registrant)

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen Title: Corporate Secretary